Exhibit 99.1

EVmo, Inc. Announces 2020 Results with Record Revenue

The Company plans for exponential revenue and EBITDA growth in 2021 and beyond

Management will host a conference call and webcast on April 7 at 4:30 p.m. ET to discuss results

LOS ANGELES, CA / ACCESSWIRE / April 6, 2021 / EVmo, Inc. (“EVmo” or the “Company”) (OTC:YAYO), a leading provider of vehicles to the rideshare and delivery gig economy industry, today announced financial results for the year ended December 31, 2020.

2020 Highlights

●	2020 record revenue, up 10.2% over 2019 to $7.6M, despite COVID-19 shutdowns
●	Q4 2020 record revenue of $2.2M, up 29% from $1.7M in Q4 2019
●	Rented highest number of vehicles in the Company’s history
●	Deployed 40 electric vehicles
●	Entered the last-mile logistics space, deploying high-roof cargo vans
●	Increased line of credit by $2M to $5M

“Our record revenue for 2020 is a result of deploying the first phase of our strategic plan, which included cost-cutting measures, increasing the size of our fleet, committing to an all EV strategy, increasing our credit-lines and entering the last mile logistics space. Our capital formation strategy, which includes debt and equity capital, is expected to translate into exponential revenue and EBITDA growth,” commented Stephen Sanchez, CEO.

“Although the COVID-19 shutdowns caused our quarterly revenue to decrease in the beginning of the second quarter of 2020 compared to the same period in 2019, we saw positive upward movement in revenue at the end of the second quarter. While I am pleased that revenue for 2020 was up 10.2% year-over-year, I am particularly pleased with our Q4 revenue of $2.2M which was the highest in the Company’s history. We also maintained strong gross margins of 31% making the Company’s core rental operations profitable before taking into account corporate overhead and one-time costs. We expect our gross margins will expand significantly in 2021 as we significantly increase our fleet and transition to an all EV model.”

EVmo rents vehicles to customers who are participating in the gig economy. This includes ridesharing and e-commerce platforms. The Company’s technology and expertise allow for a frictionless rental experience, from intake to vehicle return. Focused on executing an environmentally friendly growth strategy, EVmo is adding all electric vehicles (EVs) in current and future North American markets. The type of vehicles on the Company’s platform range from electric passenger vehicles to well-equipped cargo vans that are used by e-commerce delivery providers.

Business Model Highlights:

As 2021 progresses we anticipate strong revenue contribution of $1,700 per month per additional EV and $1,400 per month per additional cargo van. We will deploy capital to facilitate the purchase of new EVs and cargo vans. The company anticipates scaling to a 25% EBITDA margin. At the margin, every $10 million in debt and or equity capital raised should enable the company to purchase approximately 4,041 vehicles with an 85%/15% Tesla to van mix. This should translate to approximately $80 million in annual revenue for every $10 million capital raised at the margin.

EVmo currently has more than 32,000 registered drivers on its platform and is currently in discussions with multiple new and existing lending partners to meet anticipated growth in vehicles.

EVmo has leveraged its partnership with best-in-class OEMs in the EV category to build a fleet of EV vehicles at attractive lease terms, receiving best pricing and delivery from multiple OEMs. EVmo has attractive buy back agreements and the option to purchase vehicles at the end of the financing term and has consistently been able to sell vehicles at a gain given the strong residual value relative to attractive initial acquisition price (discount to MSRP).

“We are on a mission to rent every car, every day and provide excellent service in the process, and we are committed to an environmentally friendly user platform,” continued Sanchez. “We buy right, maintain high utilization through our maintenance excellence program, and forge key strategic relationships to drive our environmental and economic initiatives. Our plans are bold and aggressive, and 2021 should be a banner year for EVmo.”

According to Global Market Insights, the ridesharing market in North America was $4.5 billion in 2019 and expected to grow at a CAGR of 6.5% through 2026.

Webcast and Conference Call

The Company will host a conference call and webcast to discuss its fiscal year 2020 financial results on Wednesday, April 7, at 4:30 p.m. ET. Shareholders and other interested parties may participate in the conference call by dialing 1-877-407-0784 (U.S. Toll-Free) or 1-201-689-8560 (International) a few minutes before the 4:30 p.m. ET start time. An audio-only webcast is also available by visiting:

http://public.viavid.com/index.php?id=144285

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until April 21, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13718593.

About EVmo, Inc.

EVmo, Inc. bridges the gap between rideshare and “last mile” delivery drivers in need of suitable vehicles and the companies in the rideshare, delivery and logistics businesses that depend on attracting and keeping drivers. EVmo, Inc. is a leading provider of rental vehicles to drivers and delivery companies in this ever-expanding gig economy. The company uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs.

The company provides an online rideshare vehicle booking platform to service the ridesharing and delivery gig economy which includes both our owned and maintained passenger and cargo delivery fleet and third party fleets. We also provide fleet management services with our industry leading technology platform to fleet providers. EVmo provides cargo storage vans to the last-mile delivery and logistics industry.

The company provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.evmo.com).

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Investor Relations Contact:

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

Or 407-491-4498

Dave@redchip.com

Company Contact

Email: investors@evmo.com

For more investor information go to

www.Evmo.com

EVmo, Inc.

Consolidated Balance Sheets

As of December 31, 2020 and 2019

	2020	2019

ASSETS
Current Assets:
Cash	$72,890	$1,256,429
Accounts receivable	119,239	59,331
Prepaid expenses	23,861	782,900
Total current assets	215,990	2,098,660

Equipment, net	1,908	3,395
Rental vehicles, net	6,196,433	4,737,047
Deposit on vehicles	-	164,080
Other assets	200,000	200,000
TOTAL ASSETS	$6,614,331	$7,203,182

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable (including $590,176 and $394,183 to related party)	$1,157,299	$545,254
Accrued expenses (including $0 and $171,665 to related party)	961,704	405,977
Notes payables, current (net of discount of $1,973 and $32,289)	666,132	287,378
Customer deposit - related party	150,000	-
Advance from related party	100,000	-
Finance lease obligations, current	1,426,425	1,416,446
Total current liabilities	4,461,560	2,655,055

Note payable, net of current portion	149,414	-
Finance lease obligations, net of current portion	926,453	984,119

TOTAL LIABILITIES	5,537,427	3,639,174

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding	-	-
Common stock, $0.000001 par value; 90,000,000 shares authorized; 31,981,374 and 29,427,803 shares issued and outstanding	32	29
Additional paid-in capital	29,750,864	28,735,894
Accumulated deficit	(28,673,992)	(25,171,915)
Total stockholders’ equity	1,076,904	3,564,008
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,614,331	$7,203,182

EVmo, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2020 and 2019

	2020	2019

Revenue	$7,621,180	$6,914,910

Cost of revenue	5,263,474	4,673,870

Gross profit	2,357,706	2,241,040

Operating expenses:
Selling and marketing expenses	490,403	765,441
Product development	-	13,500
General and administrative expenses	5,288,316	4,023,921
Loss on the settlement of debt	-	252,900
Total operating expenses	5,778,719	5,055,762

Loss from operations	(3,421,013)	(2,814,722)

Other income (expense):
Interest and financing costs	(265,839)	(1,115,499)
Gain on forgiveness of debt	184,775	-
Total other income (expense)	(81,064)	(1,115,499)

Net loss	$(3,502,077)	$(3,930,221)

Weighted average shares outstanding :
Basic	31,118,425	27,112,557
Diluted	31,118,425	27,112,557

Loss per share
Basic	$(0.11)	$(0.14)
Diluted	$(0.11)	$(0.14)

EVmo, Inc.

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2020 and 2019

			Additional		Total Stockholders’
	Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2018	26,718,676	$27	$19,193,151	$(21,241,694)	$(2,048,516)

Correction to outstanding shares	(173)	-	-	-	-
Proceeds from the sale of common stock	2,625,000	2	10,499,998	-	10,500,000
Offering costs	-	-	(1,631,655)	-	(1,631,655)
Issuance of common stock for settlement of debt	84,300	-	674,400	-	674,400
Net loss	-	-		(3,930,221)	(3,930,221)

Balance, December 31, 2019	29,427,803	29	28,735,894	$(25,171,915)	3,564,008

Issuance of common stock for cash	2,553,571	3	274,997	-	275,000
Stock option expense	-	-	739,973	-	739,973
Net loss	-	-	-	(3,502,077)	(3,502,077)

Balance, December 31, 2020	31,981,374	$32	$29,750,864	$(28,673,992)	$1,076,904

EVmo, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,502,077)	$(3,930,221)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,436,383	995,228
Stock option expense	739,973	-
Common stock issued for services	-	-
Amortization of debt discounts	30,316	39,922
Loss on the settlement of debt	-	252,900
Gain on forgiveness of debt	(184,775)
Changes in operating assets and liabilities:
Accounts receivable	(59,908)	(59,331)
Prepaid expenses	759,039	(674,000)
Other assets	-	(200,000)
Accounts payable	612,045	(174,132)
Accrued expenses	555,727	333,411
Customer deposit - related party	150,000	-
Net cash provided by (used in) operating activities	536,723	(3,416,223)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of vehicles	-	(225,000)
Deposit for vehicles	-	(164,080)
Net cash used in investing activities	-	(389,080)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	275,000	10,500,000
Offering costs paid	-	(1,565,155)
Proceeds from advance from related party	250,000	-
Repayment of advance from related party	(150,000)	-
Proceeds from notes payable	342,675	2,009,300
Repayment of notes payable	(15,486)	(4,379,814)
Repayment of finance lease obligations	(2,422,451)	(1,780,043)
Net cash provided by (used in) financing activities	(1,720,262)	4,784,288

NET INCREASE (DECREASE) IN CASH	(1,183,539)	978,985

CASH, BEGINNING OF YEAR	1,256,429	277,444

CASH, END OF YEAR	$72,890	$1,256,429

CASH PAID FOR:
Interest	$185,224	$1,105,049
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Payment of accounts payable/accrued expenses with common stock	$-	$421,500
Finance lease obligations	$3,705,417	$1,159,470